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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------


                        Subsidiary or             Percent of        State of
Parent                  Organization               Ownership       Incorporation
------                  ------------               ---------       -------------

Perpetual Midwest       Perpetual Savings           100%              Federal
 Financial, Inc.         Bank, FSB

Perpetual Savings       Perpetual Financial         100%              Iowa
 Bank, FSB               Service, Inc.